Exhibit 16



Cash Reserve Trust Yield Calculations:


1.       7 day yield at 8/31/97 annualized:

                  [7 days dividends ended 8/31/97 / 7 x 365]
                  __________________________________________
                                  $1.00  (NAV)


                  (.000925018 / 7 x 365)       = 4.82%
                  ______________________
                           1.00


2. Effective yield:
                                              365
                                              ___
                  [base period return + 1]     7        - 1 =

                                     365
                                     ___
                  (.000925018 + 1)    7   - 1  =   4.93%